MARK H. RACHESKY, M.D.


By: /s/ Mark H. Rachesky                               7/2/2007
    -----------------------------------                --------
                                                       Date
Address: 40 West 57th Street, 24th Floor
         New York, New York 10019



MHR FUND MANAGEMENT LLC


By: /s/ Mark H. Rachesky, M.D.                         7/2/2007
    --------------------------                         --------
    Name:  Mark H. Rachesky                            Date
    Title: Managing Member


Address: 40 West 57th Street, 24th Floor
         New York, New York 10019